UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2019 (May 14, 2019)

INNOPHOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road, Cranbury, New Jersey		08512
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		609-495-2495

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	IPHS	NASDAQ Global Select Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Stockholders (the “Meeting”) of Innophos Holdings, Inc. (the “Company”) held on May 14, 2019, the Company’s stockholders voted on the three proposals disclosed in the Company’s Proxy Statement for the Meeting: (i) Proposal 1 – Election of eight members of the Board of Directors for terms extending until the next Annual Meeting; (ii) Proposal 2 – Ratification of Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2019; and (iii) Proposal 3 – Advisory Vote on Approval of Executive Compensation.

The final results of the voting were as follows:

Proposal 1 – Election of Board Members

Director Nominee	For	Against	Abstain	Broker Non-Vote
Gary Cappeline	16,125,619	544,685	34,137	1,445,168
Jane Hilk	16,424,220	246,083	34,138	1,445,168
Kim Ann Mink	15,924,719	745,584	34,138	1,445,168
Linda Myrick	16,126,541	543,762	34,138	1,445,168
Karen Osar	16,032,825	637,479	34,137	1,445,168
John Steitz	16,253,831	416,065	34,545	1,445,168
Peter Thomas	16,297,205	372,690	34,546	1,445,168
Robert Zatta	16,319,982	349,913	34,546	1,445,168

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
17,355,248	786,548	7,813	N/A

Proposal 3 – Advisory Vote on Approval of Executive Compensation

For	Against	Abstain	Broker Non-Vote
15,262,986	1,392,605	48,850	1,445,168

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

May 15, 2019	By:	/s/ Joshua Horenstein
	Name:	Joshua Horenstein
	Title:	Senior Vice President, Chief Legal and Human Resources Officer and Corporate Secretary